Exhibit 4.22

(English Translation)

Supplementary Agreement to the

Control Agreements

by and between

Qian Cheng Wu You Network Information Technology
(Beijing) Co., Ltd.

CHEN Jingwu

WANG Tao

JIN Weimin

and

Beijing Run An Information Consultancy Co., Ltd.

September 4, 2017

Whereas:

1.         Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd. and Beijing Run An Information Consultancy Co., Ltd. (hereinafter, the “Company”) entered into the Technical and Consulting Service Agreement on September 11, 2007 (see Attachment I) and the Supplementary Agreement to the Technical and Consulting Service Agreement on September 4, 2017 (see Attachment II); Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd., JIN Weimin, WANG Tao and the Company entered into the Exclusive Purchase Option Agreement (see Attachment III), the Equity Pledge Agreement (see Attachment IV) and the powers of attorney (see Attachment V) on January 27, 2014 (the aforementioned agreements collectively, the “Control Agreements”).

2.         JIN Weimin shall transfer his investment of RMB3,000,000 in the Company (50% of the equity interests in the Company) to CHEN Jingwu and handle the relevant registrations for the change in shareholders with the administration for industry and commerce (the actual date of registration with the administration for industry and commerce is the “Registration Date”). After the registration is complete, the Company’s shareholders are changed to CHEN Jingwu and WANG Tao.

3.         JIN Weimin and WANG Tao pledged all the equity interests they held in the Company to Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd. on March 14, 2014.

Through friendly negotiations and consensus of the parties, relevant content in the Control Agreements have been revised, and the changes are contained in this supplementary agreement as follows and abided by:

1.         The rights and obligations borne by JIN Weimin under the Control Agreements shall be terminated on the Registration Date. The Power of Attorney, the Exclusive Purchase Option Agreement and the Equity Pledge Agreement, which are authorizations, agreements and contracts previously entered into, shall no longer be effective for him as of the Registration Date. In addition, JIN Weimin shall assist the Company to cancel the registration of the equity pledge.

2.         CHEN Jingwu and WANG Tao, the shareholders of the Company, shall bear all the rights and obligations of JIN Weimin and WANG Tao under the Control Agreements. In particular, CHEN Jingwu shall assist the Company in the new registration of an equity pledge. If there are supplements, changes or terminations in the Control Agreements that occur after this supplementary agreement to the Control Agreements becomes effective, CHEN Jingwu and WANG Tao shall represent the Company as shareholders and their signatures are valid, unless there is a change in the shareholders of the Company after this supplementary agreement to the Control Agreements is effective.

3.         This supplementary agreement is effective upon the date of signing and the seal of each party. There are five (5) originals and each party has one (1) copy. Each copy has the same legal effect.

[No text below]

[This page has no text, signature page of the Supplementary Agreement to the Control Agreements]

Beijing Run An Information Consultancy Co., Ltd.

[Company Seal of Beijing Run An Information Consultancy Co., Ltd.]

Signature of Authorized Representative:	/s/ WANG Tao
Name:
Title:

Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd.

[Company Seal of Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd.]

Signature of Authorized Representative:	/s/ Rick YAN
Name:
Title:

CHEN Jingwu		WANG Tao

Signature:	/s/ CHEN Jingwu	Signature:	/s/ WANG Tao

JIN Weimin

Signature:	/s/ JIN Weimin

Attachment I:	Technical and Consulting Service Agreement entered into on September 11, 2007

Attachment II:	Supplementary Agreement to the Technical and Consulting Service Agreement entered into on September 4, 2017

Attachment III:	Exclusive Purchase Option Agreement entered into on January 27, 2014

Attachment IV:	Equity Pledge Agreement entered into on January 27, 2014

Attachment V:	Powers of Attorney entered into on January 27, 2014

(English Translation)

Technical and Consulting Service Agreement

by and between

Beijing Run An Information Consultancy Company Limited

and

Qian Cheng Wu You Network Information Technology
(Beijing) Company Limited

September 11, 2007

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Technical and Consulting Service Agreement

This Technical and Consulting Services Agreement (“Agreement”) is made and entered into September 11, 2007 by and between the following parties:

Beijing Run An Information Consultancy Company Limited, a limited liability company duly organized and validly existing under the laws of the People’s Republic of China, with its registered address at Room 704, Building B, Global Trade Center, No. 36 North Third Circle Road (E), Dong Cheng District, Beijing, China (“Party A”).

Qian Cheng Wu You Network Information Technology (Beijing) Company Limited, a wholly foreign owned enterprise duly organized and validly existing under the laws of the People’s Republic of China, with its registered address at Room 705, Building B, Global Trade Center, No. 36 North Third Circle Road (E), Dong Cheng District, Beijing, China (“Party B”).

(hereinafter referred to as to a “Party” individually, and the “Parties” collectively)

WHEREAS:

1.                            Party A is a company engaged in the provision of human resources services, which is qualified and licensed in Beijing human resource market to collect and publish information on demand and availability of human resource, and provide human resource consulting services, including Internet human resource services.

2.                            Party B is a company engaged in the development and provision of services in connection with Internet technology with technical expertise and practical experiences related to Internet, having extended experiences and personnel with respect to information technology software for Chinese website, technology of sorting in Chinese and platform design;

3.                            Party A and Party B intend to explore the respective advantages of both Parties to cooperate with each other to develop Internet human resource services and the relevant professional technical services within the respective business scope of Parties.

NOW THEREFORE, Party A and Party B hereby agree to enter into this Agreement under the following terms and conditions and to perform this Agreement according to such terms and conditions:

Article 1                       Cooperation

1.1                     Party A shall provide human resource services to the customers relying on its human resource qualification.  Party A hereby agrees to engage Party B and Party B agrees to be engaged by Party A as the exclusive technology provider for Party A in light of Party B’s technical expertise and experiences related to the Internet.

1.2                     Party A agrees that, during the term of this Agreement, Party A shall not engage any third party as Party A’s technology provider without the consent of Party B, excluding Party B’s affiliates.

1.3                     Party A agrees that Party B shall have the right to provide the same or similar technical services under this Agreement to other world wide web operators and it shall also have the right to delegate other company or individual to perform Party B’s obligations to provide technical services under this Agreement.

Article 2                       Technical and Consulting Services of Party B

2.1                     Party B shall be responsible for the development, design, and production of database software to be used to store human resource information, software for the end-user platform, and other relevant technologies, and license the right to use the same to Party B.

2.2                     Party B shall provide Party A with the technical consulting services and technical services for the development of Internet technology of Party A, including without limitation, system design, and installation and calibration of the system, as well as system trial operation.

2.3                     Party B shall provide the consulting services to Party A for procurement of relevant equipments, software and hardware system required for the operation of Internet services by Party A, including but not limited to provision of consulting advice on the selection of various software tools, software application, and technical platform, installation and calibration of system and the selection and purchase, model and performance of various associated hardware facilities.

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2.4                     Party B shall provide appropriate training and technical support and assistance to the staff of Party A, including but not limited to providing the appropriate training to Party A and its staff (including trainings related to, among other things, customer services, technology); introducing to Party A and its staff knowledge and experience in the installation and operation of the systems and equipment and assisting Party A in solving any problems which may arise at any time in the course of installation and operation of the equipment; and providing Party A with consultations and advice on on-line editing of platforms and application of software and assisting Party A in editing and collecting various information.

2.5                     Other technical and consulting services necessary for Party A’s businesses and operations.

Article 3                       Service Fees

Party B shall issue the bill to Party A based on workload for the technical services to Party A in accordance with the price agreed by both Parties. Party A shall pay relevant service fees to Party B in accordance with the date and amounts as set out on the bill.

Article 4                       Copyright Ownership

The ownership of the intellectual property rights of Party A and Party B from or in connection with the cooperation shall be determined as follows:  Party B owns the copyright for the database software and other relevant software designed by Party B, and the intellectual property rights of and any other rights derived from the results of development and research through the research and development under this Agreement and other agreements entered into by both Parties shall be owned by Party B, including without limitation right to apply for patent, copyright for the software, technical documents and technical information as the carrier, or other intellectual property rights, and the right to license the foresaid intellectual property rights to other parties or to transfer the foresaid intellectual property rights.

Article 5                       Term and Termination

5.1                     This Agreement shall become effective from the date of execution hereof by the respective authorized representatives of Parties with the company seals of the Parties affixed hereto, and shall remain effective for ten (10) years.

5.2                     During the term of this Agreement, in the event of a breach of this Agreement by Party A, Party B may send a written notice of such breach to Party A.  Notwithstanding any contrary provision of applicable laws, this Agreement may be, and may only be, terminated by Party B by written notice if Party A fails to cure such breach within fourteen (14) days of its receipt of Party B’s notice of such breach.

5.3                     This Agreement may be extended to any term agreed by the Parties in writing.

Article 6                       Liability for Breach of Contract

6.1                     In the event of default by any Party hereto on its obligations provided in this Agreement, the defaulting party shall, upon the receipt of a written notice from the non-defaulting party requesting the correction, immediately refrain from the default, and shall compensate the non-defaulting Party for all losses and damages thus caused to the non-defaulting party within fourteen (14) days of the notice.

6.2                     In the event that the Parties hereto are both at fault, then they shall bear the respective liabilities for the breach in accordance with the actual faults committed by parties.

Article 7                       Waiver

7.1                     Except for the obligation of compensation provided herein, no Party shall be liable for any contingent, consequential, special or punitive damages or other damages of the other Party arising from or in connection with this Agreement, whether or not alleged to be the result of contracts or infringement (including negligence or strict liability), or other circumstances, and whether or not the other Party has been informed of the possibilities of such damages to such other Party.

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7.2                     The rights and obligations under this Agreement shall apply to the respective successors, permitted assigns, executor, and manager of both Parties to the extent possible.  Any Party may transfer the services which it shall provide under this Agreement to any of its affiliates or successors, regardless whether such succession is resulted from merger, acquisition, asset purchase or otherwise.

7.3                     The invalidity, nullity and unenforceability of any provision hereof shall not affect or prejudice the validity, effectiveness and enforceability of other provisions hereof.  However, the Parties hereto shall cease the performance of such invalid, null and unenforceable provision and shall amend such provision only to the extent that it will be valid, effective and enforceable with respect to such specific facts and situations in a manner that most closely reflect the original intention of such provision.

7.4                     Any allowance, grace period and deferred exercise of the rights entitled under this Agreement granted by one Party in connection with the other Party’s default or delay shall not be deemed as a waiver by such Party of its rights and shall not prejudice, affect or restrict any of the rights which such Party shall be entitled to under this Agreement and relevant PRC laws and regulations.

Article 8                       Notice

Any notice hereunder shall be delivered by personal delivery or via facsimile or by registered airmail to the following addresses and numbers or to any other addresses and numbers which have been notified in writing by one Party to the other Party.  Notices sent by registered airmail shall be deemed to be effectively served on the fifth day after the date of dispatch.  Notices delivered by personal delivery or via facsimile shall be deemed to be effectively served on the next day after the delivery or transmission.  If transmitted via facsimile, the original copy of the notices shall be sent by registered airmail or by personal delivery to the other Party immediately after the transmission.

Party A:                                     Beijing Run An Information Consultancy Company Limited

Address:                                      Room 704, Building B, Global Trade Center, No. 36 North Third Circle Road (E), Dong Cheng District, Beijing, China

Party B:                                     Qian Cheng Wu You Network Information Technology (Beijing) Company Limited

Address:                                      Room 705, Building B, Global Trade Center, No. 36 North Third Circle Road (E), Dong Cheng District, Beijing, China

Article 9                       Disputes Resolution and Governing Law

9.1                     The execution, effectiveness, performance and interpretation of this Agreement shall be governed by the laws of the People’s Republic of China.

9.2                     Any disputes arising from or in connection with the execution, performance, interpretation and dispute settlement of this Agreement shall be settled by both Parties through friendly consultations.  If the Parties fail to settle the disputes through friendly consultations, either Party may submit the dispute to China International Economy and Trade Arbitration Commission (hereinafter referred to as “CIETAC”) for arbitration in Beijing in accordance with the then applicable arbitration rules of CIETAC.

9.3                     During the arbitration, the Parties shall continue to perform their obligations under this Agreement not subject to the arbitration.

9.4                     The arbitral award shall be final and binding upon the Parties.

Article 10                Miscellaneous

10.1              This Agreement may not be revised, modified, supplemented or dissolved unless by written agreements between the Parties signed by the authorized representatives.

10.2              Appendixes attached to this Agreement shall be an integral part of this Agreement.  The Parties may, from time to time, revise, add to and adjust the Appendixes hereto during the term of this Agreement.

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10.3              This Agreement is written in Chinese in two counterparts, with each Party holding one counterpart.

Party A:   Beijing Run An Information Consultancy Company Limited

[Company Seal of Beijing Run An Information Consultancy Company Limited]

Signed by:	/s/ WANG Tao

Authorized Representative:
Title:

Party B:   Qian Cheng Wu You Network Information Technology (Beijing) Company Limited

[Company Seal of Qian Cheng Wu You Network Information Technology (Beijing) Company Limited]

Signed by:	/s/ Rick YAN

Authorized Representative:
Title:

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(English Translation)

Supplementary Agreement to the

Technical and Consulting Service Agreement

by and between

Beijing Run An Information Consultancy Co., Ltd.

and

Qian Cheng Wu You Network Information Technology
(Beijing) Co., Ltd.

September 4, 2017

This Agreement is made and entered into by the following two parties on September 4, 2017:

Party A: Beijing Run An Information Consultancy Co., Ltd., a limited liability company duly organized and validly existing under the laws of the People’s Republic of China, with its registered address at Room 4 and 5, 6/F, Building 3, No. 10 Jiuxianqiao Road, Chaoyang District, Beijing.

Party B: Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd., a wholly foreign owned enterprise duly organized and validly existing under the laws of the People’s Republic of China, with its registered address at Room 8, 6/F, Building 3, No. 10 Jiuxianqiao Road, Chaoyang District, Beijing.

(Any party in this agreement is referred to as a “Party” individually, and the “Parties” collectively.)

Whereas, the Parties made and entered into the Technical and Consulting Service Agreement on September 11, 2007, and this agreement became effective on the date of signature of the authorized representative and company seal of the Parties for ten (10) years. To extend the term of the Technical and Consulting Service Agreement, through friendly negotiations and consensus of the Parties, this Supplementary Agreement is entered into for the extension of the Technical and Consulting Service Agreement and the Parties mutually agree to the following:

1.         The effective term of the Technical and Consulting Service Agreement is extended to twenty (20) years.

2.         This Supplementary Agreement is an effective part of the Technical and Consulting Service Agreement. The other original provisions of the Technical and Consulting Service Agreement continue to be in effect, and the Parties still bear the responsibilities and obligations agreed upon in the Technical and Consulting Service Agreement.

3.         This Supplementary Agreement becomes effective on the date of signature and company seal of the Parties.

[No text below]

[This page has no text, signature page of the Supplementary Agreement to the Technical and Consulting Service Agreement]

Party A:	Party B:

Beijing Run An Information Consultancy Co., Ltd.	Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd.

[Company Seal of Beijing Run An Information Consultancy Co., Ltd.]	[Company Seal of Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd.]

Signature of Authorized Representative:	Signature of Authorized Representative:

/s/ WANG Tao	/s/ Rick YAN

Name:	Name:
Title:	Title:

(English Translation)

Exclusive Purchase Option Agreement

This Exclusive Purchase Option Agreement (hereinafter “Agreement”), dated January 27, 2014, is entered into in Beijing, People’s Republic of China (hereinafter “PRC”) by and among:

(1)        Party A: Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd.

Address: Room 5, 7/F, Tower B, Global Trade Center, No. 36 North Third Ring East Road, Dongcheng District, Beijing, People’s Republic of China

(2)        Party B (A): JIN Weimin

PRC ID number: [610102197004140910]

Address: No. 2-25 Tuan Jie Building, Shangjian Road, Xian

Party B (B): WANG Tao

PRC ID number: [110108196212263793]

Address: No. 6 Deng Lai Hutong, Xuanwu District, Beijing

(Party B (A) and Party B (B) hereinafter collectively referred to as “Party B”)

(3)        Party C: Beijing Run An Information Consultancy Co., Ltd.

Address: Room 4, 7/F, Tower B, Global Trade Center, No. 36 North Third Ring East Road, Dongcheng District, Beijing, People’s Republic of China

(In this Agreement, Party A, Party B and Party C is each referred to as “Party” and collectively as the “Parties” hereinafter.)

Whereas:

(1)        Party A is a wholly owned foreign enterprise established and validly existing under PRC law.

(2)        Party C is a limited liability company established and validly existing under PRC law. Under the shareholder register of Party C, Party B has an aggregate holding of 100% of the equity interests in Party C, with Party B (A) holding 50% and Party B (B) holding 50% thereof, respectively.

(3)        Party A and Party C entered into the Technical and Consulting Service Agreement dated September 11, 2007 (hereinafter “Service Agreement 1”).

(4)        Party A and the wholly owned subsidiary of Party C, Beijing Qian Cheng Si Jin Advertising Co., Ltd., entered into the Technical and Consulting Service Agreement dated May 3, 2004 and the Supplement Agreement to Technical and Consulting Service Agreement dated January 27, 2014 (hereinafter “Service Agreement 2”, with Service Agreement 1 collectively referred to as “Service Agreement”).

(5)        Party B agrees through this Agreement to grant Party A an exclusive purchase option and Party A agrees to accept this exclusive purchase option for the purpose of purchasing all or a portion of Party B’s equity interests in Party C.

NOW, THEREFORE, the Parties hereby agree as follows through negotiations:

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1.         Exclusive Purchase Option

1.1       Grant of Right

Party B hereby irrevocably grants Party A an exclusive purchase option (hereinafter “Purchase Option”), which in accordance with the procedures determined by Party A at its own discretion and to the extent permitted by PRC laws, to purchase or designate one or several person(s) (hereinafter “Designated Person”) to purchase all or a portion of the equity interests held by Party B in Party C (hereinafter “Underlying Equity Interest”) at any time from Party B at the price specified in Article 1.3 of this Agreement. Party B cannot refuse the Designated Person selected by Party A to purchase all or a portion of the Underlying Equity Interest. No party other than Party A and the Designated Person may have the Purchase Option. Party C hereby agrees Party B to grant the Purchase Option to Party A. For purpose of this Article 1.1 and this Agreement, “person” means any individual, corporation, joint venture, partnership, enterprise, trust or non-corporation organization.

1.2       Procedures

Subject to its compliance with PRC laws and regulations, Party A may exercise the Purchase Option under Article 1.1 at any time upon written notice to Party B (hereinafter “Purchase Option Notice”), which will specify the amount of equity interests to be purchased from Party B (hereinafter “Purchased Equity Interest”), the purchase method and exercise of Purchase Option. There is no limit to the number of exercises by Party A. Within seven business days of Party’s B receipt of the Purchase Option Notice, Party B shall enter into the equity interest transfer agreement attached to this Agreement, or another equity interest transfer agreement acceptable to Party A, with Party A and/or Designated Person. To ensure a swift transfer of the Purchased Equity Interest to Party A and/or Designated Person, Party B will take all necessary action to complete updating procedures as soon as possible with the administration for industry and commerce.

1.3       Purchase Price

Unless applicable PRC laws and regulations require appraisal of the Purchased Equity Interest or any other restriction on the purchase price, the purchase price of the Purchased Equity Interest (hereinafter “Purchase Price”) shall be equal to the registered capital paid by Party B for the Purchased Equity Interest. If the lowest price permissible under applicable laws is above the registered capital corresponding to the Purchased Equity Interest, the amount of the exceeding balance shall be paid under the provisions of the loan agreement by Party B to Qianjin Network Information Technology (Shanghai) Co., Ltd.

1.4       Transfer of Purchased Equity Interest

Each time when Party A exercises the Purchase Option:

(a)        Party B shall cause Party C to promptly convene a shareholders’ meeting, during which a resolution shall be adopted to approve transfer of the equity interest to Party A and/or the Designated Person and waiver of its right of first refusal regarding the Purchased Equity Interest by Party B;

(b)        Party B shall enter into the equity interest transfer agreement in Attachment 1 of this Agreement, or another equity interest transfer agreement acceptable to Party A, with Party A and/or the Designated Person pursuant to the terms and conditions of this Agreement and the Purchase Notice;

(c)        The Parties shall execute all other contracts, agreements or documents, obtain all governmental approvals and consents, and conduct all actions that are necessary to transfer the ownership of the Purchased Equity Interest to Party A and/or the Designated Person free from any security interest and cause Party A and/or the Designated Person to be registered as the owner of the Purchased Equity Interest. For the purpose of this Article and this Agreement, “Security Interest” includes guarantees, mortgages, pledges, third-party rights or interests, any purchase option, right of acquisition, right of first refusal, right of set-off, ownership detainment or other security arrangements, but excludes any security interest arising from this Agreement or the equity pledge agreement. For the purpose of this Article and this Agreement, the “Equity Pledge Agreement” refers to the equity pledge agreement entered into among Party A, Party B and Party C on the same date as this Agreement. Under the Equity Pledge Agreement, as security for Party B and Party C to perform its obligations under this Agreement, the loan agreement and the Service Agreement, Party B has pledged all of its equity interests in Party C to Party A.

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(d)        Party B and Party C shall unconditionally use its best efforts to assist Party A in obtaining the governmental approvals, permits, registrations, filings and complete all formalities necessary for the transfer of the Purchased Equity Interest.

2.         Covenants Regarding the Equity Interest

2.1       Covenants by Party C

Party B and Party C hereby covenant that:

(a)        Without prior written consent by Party A, it will not supplement, change or amend the Articles of Association, increase or decrease the registered capital, or otherwise change the registered capital structure of Party C;

(b)        It will maintain due existence of Party C, prudently and effectively operate and handle its business in accordance with fair financial and business standards and customs;

(c)        Without prior written consent of Party A, it will not impair the assets, operations or liabilities of Party C through action/omission. Without prior written consent of Party A and from the date of this Agreement, it will not sell, transfer, pledge or otherwise dispose any legal or beneficial interest of any assets, businesses or income of Party C, or permit existence of such security interest;

(d)        Without prior written consent by Party A, it will not incur, inherit, guarantee or allow the existence of any debt, except for (i) any debt incurred during its ordinary course of business rather than from borrowing; and (ii) any debt which has been disclosed to and obtained the written consent from Party A;

(e)        It will continue all business operations normally to maintain its asset value, and refrain from any action/omission that may adversely affect its business operations and asset value;

(f)        Without prior written consent by Party A, not to enter into any material agreement, other than those executed in the ordinary course of business (for purpose of this Article, a material agreement means any agreement with a contact value exceeding RMB50,000);

(g)        Without prior written consent by Party A, it will not provide any loan or guaranty to any person;

(h)        Upon Party A’s request, it will provide Party A with information regarding its operations and financial condition;

(i)         It will buy and maintain requisite insurance policies from an insurer acceptable to Party A, the amount and type of which will be the same with such insurance policies maintained by the companies having similar operations, properties or assets in the same region;

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(j)         Without prior written consent by Party A, it will not combine, merge with, acquire or make investment to any person;

(k)        It will immediately notify Party A of any actual or potential litigation, arbitration or administrative proceeding regarding its assets, business and income;

(l)         In order to keep its ownership of the equity interest of Party C, it will execute all requisite or appropriate documents, conduct all requisite or appropriate actions, and make all requisite or appropriate claims, or make requisite or appropriate defense against all claims; and

(m)      Without prior written consent by Party A, it will not distribute any dividend or bonus to any of its shareholders. However, upon Party A’s request, it will immediately distribute all its distributable profits to shareholders.

2.2       Covenants by Party B

Party B covenants that:

(a)        Without prior written consent by Party A and from the date of this Agreement, it will not sell, transfer, pledge or otherwise dispose any legal or beneficial interest of the equity interests of Party C held by it, or allow other security interests to be created on it, except for the pledge set upon Party C’s equity interests held by Party B pursuant to the Equity Pledge Agreement;

(b)        It will urge that without prior written consent by Party A, no meeting of Party C’s shareholders to approve Party C to sell, transfer, pledge or otherwise dispose any legal or beneficial interest of the equity interests of Party C held by it, or allow other security interests to be created on it, except to Party A and/or Designated Person. It will urge a shareholder resolution to agree to the transfer of equity interests under the Purchase Option in this Agreement;

(c)        Without prior written consent by Party A, no resolution be made, supported or signed at any meeting of Party C’s shareholders to approve merger, consolidation, purchase or investment with or any person by Party C;

(d)        It will immediately notify Party A of any actual or potential litigation, arbitration or administrative proceeding regarding its assets, business and income;

(e)        In order to keep its ownership of the equity interests of Party C, it will execute all requisite or appropriate documents, conduct all requisite or appropriate actions, and make all requisite or appropriate claims, or make requisite or appropriate defense against all claims;

(f)        Without prior written consent of Party A, it will not impair the assets, operations or liabilities of Party C through action/omission;

(g)        Upon Party A’s request, it will appoint any person nominated by Party A to the board or senior management of Party C. It should assist with all matters related to the appointment of this person, including but not limited to signing required documents and the registration of senior management with the administration for industry and commerce;

(h)        Permissible under PRC laws, at the request of Party A at any time, it will transfer unconditionally and immediately all of a portion of its equity interests in Party C to Party A or any Designated Person and waive the right of first refusal regarding the transferred equity interest. It should assist with all matters related to the transfer, including but not limited to signing required documents and the registration of the transfer of equity interest with the administration for industry and commerce;

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(i)         It will strictly comply with the provisions of this Agreement and other agreements jointly or severally executed by any of the Parties, duly perform all obligations under such agreements, and will not make any act or omission which may affect the validity and enforceability of these agreements; and

(j)         It will agree to sign an irrevocable power of attorney and to assign all its rights as a shareholder of Party C to Party A or its Designated Person to exercise.

3.         Representations and Warranties

Party B and Party C represent and warrant on the date of this Agreement and each date of transfer:

(a)        It has the rights to execute this Agreement and any equity interest transfer agreement (the “Transfer Agreement”) executed for each transfer of the Purchased Equity Interest contemplated hereunder to which it is a party, and perform its obligations under this Agreement and any Transfer Agreement. Once executed, this Agreement and the Transfer Agreement to which it is a party will be its legal, valid and binding obligations and enforceable against it according to this Article;

(b)        None of its execution, delivery and performance of this Agreement or any Transfer Agreement will: (i) breach any applicable PRC laws; (ii) conflict with its articles of association or any other organizational documents; (iii) breach any agreement or document to which it is a party or binding upon it, or constitute breach of any such agreement or document; (iv) breach any condition on which basis any of its permits or approvals is granted and/or will continue to be effective; or (v) cause any of its permits or approvals to be suspended, cancelled or imposed with additional conditions;

(c)        Party C has good and entire ownership of and has created no security interest or encumbrance upon any of its assets, without prior written consent of Party A;

(d)        Party C has no outstanding debt, except for those (i) incurred during its ordinary course of business, and (ii) disclosed to and approved in writing by Party A;

(e)        There are no ongoing or pending significant litigation, arbitration or administrative proceedings related to Party C, the Underlying Equity Interest or Party C’s assets; and

(f)        Party B has good and entire ownership of the equity interests in Party C with the right to sell. There is no security interest or encumbrance upon the equity interest, except for the pledge pursuant to the Equity Pledge Agreement.

4.         Compensation for Default

4.1       If one Party (hereinafter “Defaulting Party”) violates any provision of this Agreement and causes damage to the other Party (hereinafter “Non-Defaulting Party”), the Non-Defaulting Party shall serve written notice to the Defaulting Party requiring the Defaulting Party to immediately rectify and correct the breach. If the Defaulting Party fails to take satisfactory measures to rectify and correct the breach within fifteen days of the written notice from the Non-Defaulting Party, the Non-Defaulting Party may immediately take action under the provisions of this Agreement or other remedies through legal means.

4.2       Party B and Party C further agree that Party B and Party C shall compensate Party A for any and all losses, damages, obligations or costs caused by the performance of this Agreement as well as litigation or claim initiated against Party A. Party A is indemnified from damages.

4.3       The Parties agree that this Article shall continue to be effective regardless of any change, cancellation or termination of this Agreement.

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5.         Effectiveness and Term of Agreement

5.1       This Agreement shall be effective as of the date of its execution. The Parties agree and confirm that the effect of this Agreement is retroactive to the date that Party B became a shareholder of Party C.

5.2       Except for termination under the provisions of this Agreement, this Agreement shall be effective until the expiration of the Service Agreement.

6.         Termination of Agreement

6.1       Except under Article 5.2 when Party A does not agree to extend this Agreement upon expiration, this Agreement will continue to be effective.

6.2       At any time during the term of this Agreement and any extended term hereof, Party A can, at its own discretion, unconditionally terminate this Agreement by issuing a written notice to Party B without any liability. Party B ad Party C has no right to unilaterally terminate this Agreement.

7.         Applicable Law and Dispute Resolution

7.1       The formation, validity, interpretation, performance, modification and termination of this Agreement and the dispute resolution shall be governed by PRC laws.

7.2       The Parties shall strive to settle any dispute arising from the interpretation and performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty days after the request for consultation is made by any Party, any Party can submit such matter to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration shall take place in Beijing using Chinese language. The arbitration award shall be final and binding upon all Parties.

7.3       Upon the occurrence of any dispute arising from the interpretation and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

8.         Taxes and Expenses

Party B shall bear any and all taxes, costs and expenses related to transfer and registration as required by PRC laws incurred by or imposed on the Parties arising from the preparation and execution of this Agreement and the consummation of the transaction contemplated hereunder.

9.         Notices

Notices or other communications required to be given by any Party pursuant to this Agreement shall be made in writing in Chinese or English and delivered personally or by mail, registered mail, courier service or facsimile transmission to the addresses of the other Parties set forth below or other designated addresses notified by such other Parties to such Party from time to time. The date when the notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served on the tenth (10th) day after the date when the air registered mail with postage prepaid has been sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the internationally recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as shown on the transmission confirmation of relevant documents.

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Party A: Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd.

Attention: Rick YAN

Address: Room 5, 7/F, Tower B, Global Trade Center, No. 36 North Third Ring East Road, Dongcheng District, Beijing, People’s Republic of China

Telephone: 86-21-61601888

Facsimile: 86-21-68796233

Party B (A): JIN Weimin

Address: No. 2-25 Tuan Jie Building, Shangjian Road, Xian

Telephone: 86-13909264283

Facsimile: 86-29-88427260

Party B (B): WANG Tao

Address: No. 6 Deng Lai Hutong, Xuanwu District, Beijing

Telephone: 86-13910688175

Facsimile: 86-10-84566811

Party C: Beijing Run An Information Consultancy Co., Ltd.

Address: Room 4, 7/F, Tower B, Global Trade Center, No. 36 North Third Ring East Road, Dongcheng District, Beijing, People’s Republic of China

Telephone: 86-10-58273388

Facsimile: 86-10-84566811

10.       Confidentiality

The Parties acknowledge and confirm that any oral or written materials exchanged by and between the Parties in connection with this Agreement are confidential. The Parties shall keep in confidence all such information and not disclose it to any third party without prior written consent from other Parties unless: (a) such information is known or will be known by the public (except by disclosure of the receiving party without authorization); (b) such information is required to be disclosed in accordance with applicable laws or rules or regulations; or (c) if any information is required to be disclosed by any party to its legal or financial advisor for the purpose of the transaction of this Agreement, such legal or financial advisor shall also comply with the confidentiality obligation similar to that stated hereof. Any disclosure by any employee or agency engaged by any Party shall be deemed the disclosure of such Party and such Party shall assume the liabilities for its breach of contract pursuant to this Agreement. This Article shall survive expiration or termination of this Agreement.

11.       Further Guaranty

The Parties agree to promptly execute the provisions and purpose of this Agreement, as well as the reasonably required documents in its favor, and to implement the provisions and purpose of this Agreement, as well as to take any reasonably necessary further action in its favor.

12.       Miscellaneous

12.1     Amendment, Modification and Supplement

Outstanding issues not in this Agreement shall be determined through consultation by the Parties. The Parties may amend and supplement this Agreement in writing. Any amendment and/or supplement to this Agreement duly signed by the Parties is an integral part of and has the same legal effect as this Agreement.

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12.2     Compliance with Laws and Regulations

The Parties should ensure that their operations fully comply with all laws and regulations in force and publicly available in the PRC.

12.3     Entire Agreement

The Parties confirm that this Agreement shall, upon its effectiveness, constitute the entire agreement and common understanding of the Parties with respect to the subject matters herein and fully supersede all prior verbal and/or written agreements and understandings with respect to the subject matters herein.

12.4     Headings

The headings contained in this Agreement are for the convenience of reference only and shall not be used to interpret, explain or otherwise affect the meaning of the provisions of this Agreement.

12.5     Severability

If any provision of this Agreement is held void, invalid or unenforceable by a court of competent jurisdiction, governmental agency or arbitration authority, the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall cease performing such void, invalid or unenforceable provisions and revise such void, invalid or unenforceable provisions only to the extent closest to the original intention thereof to recover its validity or enforceability for such specific facts and circumstances.

12.6     Assignment

(1)        Unless with prior written consent from Party A, none of Party B or Party C may assign any of its rights and obligations under this Agreement to any third party. Party B and Party C hereby agree that Party A can fully at its own discretion assign its rights and obligations under this Agreement. Party A shall serve written notice to Party B and Party C when transferring its rights and obligations but does not require the consent of Party B and Party C. Upon request of Party A, Party B and Party C shall enter into a supplement agreement with the transferee which will have substantially the same content as this Agreement.

(2)        Party B hereby agrees and confirms that in the case of Party B’s death or full loss of capacity for civil conduct, Party B agrees to immediately transfer its rights and obligations under this Agreement to Designated Person to succeed, or its equity interest shall be given to Party A to manage, including but not limited to transferring the equity interest owned by Party B to Party A or Designated Person. Party B’s successor shall enter into agreement with Party A which will have substantially the same content as this Agreement.

12.7     Successor

This Agreement is effective and binding upon each Party and each Party’s heirs, successors or assignees.

12.8     Continued Effectiveness

Any obligation incurred due to the expiration or early termination of this Agreement will continue to be in force after the expiration or early termination of this Agreement.

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12.9     Abstention

Any Party’s failure to exercise the rights under this Agreement in time shall not be deemed as its waiver of such rights and would not affect its future exercise of such rights.

12.10  Original Document

This Agreement is made with six originals, each copy with same legal effect.

(No text below, signature page follows)

9

(No text below, signature page of Exclusive Purchase Option Agreement)

Party A: Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd.

Signature:	/s/ Rick YAN
Authorized Representative:
(Seal) [Company seal of Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd.]

Party B (A): JIN Weimin

Signature:	/s/ JIN Weimin

Party B (B): WANG Tao

Signature:	/s/ WANG Tao

Party C: Beijing Run An Information Consultancy Co., Ltd.

Signature:	/s/ WANG Tao

Authorized Representative:

(Seal) [Company seal of Beijing Run An Information Consultancy Co., Ltd.]

Attachment 1

Equity Interest Transfer Agreement

This Equity Interest Transfer Agreement (hereinafter “Agreement”) is executed in      city, in the People’s Republic of China (hereinafter “PRC”) between the following parties:

Transferor:

Transferree:

Both parties to the transfer of the equity interest agree as follows:

1.         Transferor agrees to transfer [•][•]% of equity interest to Transferree. Transferree agrees to accept the above equity interest.

2.         Upon completion of the transfer of the equity interest, Transferor is no longer entitled to any shareholder rights or obligations related to the transferred equity interests. Transferree will have shareholder rights and obligations to [•].

3.         A supplement agreement may be made between both parties for outstanding issues not in this Agreement.

4.         This Agreement is effective on the date of signing by both parties.

5.         This Agreement is made with four (4) originals. Both parties each have one (1) original and remaining copies to be used for update formalities at the administration for industry and commerce.

Transferror	Transferree

Signature:	Authorized Signature:
Date:	Date:

(English Translation)

Equity Pledge Agreement

This Equity Pledge Agreement (hereinafter “Agreement”) has been executed by and among the following parties on January 27, 2014 in Beijing, the People’s Republic of China (hereinafter “PRC”):

Pledgee: Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd.

Address: Room 5, 7/F, Tower B, Global Trade Center, No. 36 North Third Ring East Road, Dongcheng District, Beijing, People’s Republic of China.

Pledgor A: JIN Weimin

PRC ID number: [610102197004140910]

Address: No. 2-25 Tuan Jie Building, Shangjian Road, Xian

Pledgor B: WANG Tao

PRC ID number: [110108196212263793]

Address: No. 6 Deng Lai Hutong, Xuanwu District, Beijing

(Pledgor A and Pledgor B collectively referred to as “Pledgor”)

Domestic Company: Beijing Run An Information Consultancy Co., Ltd.

Address: Room 4, 7/F, Tower B, Global Trade Center, No. 36 North Third Ring East Road, Dongcheng District, Beijing, People’s Republic of China

(Under this Agreement, the Pledgee, the Pledgor and the Domestic Company is each referred to as “Party” and collectively as the “Parties” hereinafter.)

Whereas:

1.                            The Pledgor is a PRC citizen and holds 100% of the equity interest in the Domestic Company with capital contribution of RMB6,000,000. Pledgor A has a 50% equity interest in the Domestic Company, and Pledgor B has a 50% equity interest in the Domestic Company.

2.                            The Domestic Company is a limited liability company established and validly existing under PRC law.

3.                            The Pledgee is a wholly owned foreign enterprise established and validly existing under PRC law.

4.                            The Pledgee and the Domestic Company entered into the Technical and Consulting Service Agreement on September 11, 2007 (hereinafter “Service Agreement 1”).

5.                            The Pledgee and the Domestic Company’s wholly owned subsidiary, Beijing Qian Cheng Si Jin Advertising Co., Ltd., entered into the Technical and Consulting Service Agreement on May 3, 2004 and the Supplement Agreement to Technical and Consulting Service Agreement on January 27, 2014 (hereinafter “Service Agreement 2”).

6.                            The Pledgee, the Pledgor and the Domestic Company entered into the Exclusive Purchase Option Agreement on January 27, 2014 (hereinafter “Exclusive Purchase Option Agreement”, together with Service Agreement 1 and Service Agreement 2 collectively referred to as “Master Contract”).

7.                            To secure the performance of obligations by the Pledgor and the Domestic Company, in which the Pledgor holds all of the equity interest, under the Master Contract (including but not limited to normal consulting service fees charged), the Pledgor agrees to unconditionally and irrevocably pledge 100% of the Pledgor’s equity interest in the Domestic Company as security.

NOW, THEREFORE, in order to fulfill the terms and provisions of the Master Contract, the Pledgor and the Pledgee have mutually agreed on the following:

1.                            Pledge

1.1                     The Pledgor agrees to pledge 100% of its equity interest in the Domestic Company to the Pledgee as security for the performance of all obligations of the Pledgor and the Domestic Company under the Master Contract and for all liability resulting from the Master Contract being invalid, revoked or terminated.

1.2                     Under the Pledge Right, the Pledgee shall enjoy the priority right with respect to the proceeds arising from selling at a discount, auction of, or selling off the equity interests pledged by the Pledgor to the Pledgee.

1.3                     Under this Agreement, the pledged equity interests include 100% of equity interest owned by the Pledgor (hereinafter “Pledged Equity Interests”) and all rights related to the Pledged Equity Interests. Details of the Pledged Equity Interests are as follows:

Pledgee: Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd.

Pledged Equity Interests of the Company: Beijing Run An Information Consultancy Co., Ltd.

Pledgor A: JIN Weimin, Capital contribution in Pledged Equity Interests: RMB3,000,000

Pledgor B: WANG Tao, Capital contribution in Pledged Equity Interests: RMB3,000,000

2.                            Scope of Guaranty

2.1                     The scope of the guaranty of the pledge under this Agreement includes the performance of all obligations of the Pledgor and the Domestic Company under the Master Contract and the responsibility for all liability resulting from the Master Contract being invalid, revoked or terminated (including but not limited to all accounts payable, arrears, debt and costs incurred by the Pledgee in exercising its rights under the pledge). To avoid any doubt, the scope of the guaranty of the pledge is not limited to the capital contribution in the Domestic Company made by the Pledgor as shareholder.

2.2                     The effectiveness of the guaranty under this Agreement is not impacted by any amendment or change of the Master Contract and the obligations of the Pledgor and the Domestic Company are still valid following an amendment of the Master Contract. If the Master Contract becomes invalid or is revoked or terminated, the Pledgee is entitled to exercise its Pledge Right immediately according to Article 8 of this Agreement.

2.3                     Each Party agrees that at the date of the signing of this Agreement, the value of the equity interest pledged as security by each Pledgor is RMB3,000,000. Each Party agrees that the Pledgee has the right under the performance of obligations of the Master Contract and other related factors to adjust the value of the equity interest pledged as security through written notice to the Pledgor. Such written notice shall be binding on the Pledgor.

3.                            Pledge Establishment and Term

3.1                     The equity pledge established under this Agreement shall be recorded in the shareholder register of the Domestic Company in a timely manner (see Attachment 1).

3.2                     The pledge is established when the pledge is registered with the relevant administration for industry and commerce supervising the Domestic Company.

3.3                     The term of the pledge under this Agreement is effective from the date of establishment until two years following the fulfillment of all obligations under the Master Contract.

3.4                     Subject to the prior written consent of the Pledgee, the Pledgor can increase his capital contribution in the Domestic Company and transfer or receive equity interest in the Domestic Company, but any capital contribution or change in ownership of the Domestic Company made by the Pledgor is bound by the provisions of this Agreement. The Domestic Company shall update its shareholder register and the pledge registration at the relevant administration for industry and commerce in a timely manner following any changes.

3.5                     During the term of the pledge, if the Pledgor or the Domestic Company are unable to perform their obligations under the Master Contract, the Pledgee can exercise its Pledge Right according to Article 8 of this Agreement.

4.                            Custody of Pledge Certificates

4.1                     The Pledgor shall deliver the shareholder register, with the record of the pledge of equity interests as mentioned in above Article 3, and the capital contribution certificate of the Domestic Company (see Attachment 2) within one week upon the pledge being recorded to the Pledgee for its custody, and the Pledgee is obligated to keep the received pledge documents.

4.2                     If the pledge is released under the provisions of this Agreement, the Pledgee shall return the pledge certificates to the Pledgor in a timely manner after the release and provide necessary assistance to the Pledgor with regards to procedures for the deregistration of the pledge.

4.3                     The Pledgee is entitled to all benefits and rights, including dividends, arising from the Pledged Equity Interests.

5.                            Representations and Warranties of the Pledgor

5.1                     The Pledgor is the sole legal owner of the Pledged Equity Interests.

5.2                     At any time when the Pledgee exercises its rights under this Agreement, there shall be no interference from any other party.

5.3                     The Pledgee has the right to exercise or transfer the pledge under the provisions of this Agreement.

5.4                     The Pledgor has not established any other pledge or encumbrance except towards the Pledgee.

5.5                     The shareholders of the Domestic Company will pass a resolution to agree to the matters of the pledge under this Agreement.

5.6                     Upon entering into this Agreement, it constitutes a legal, valid and binding obligation on the Pledgor.

5.7                     The actions of the Pledgor under this Agreement to pledge the Pledged Equity Interests do not violate laws, regulations and policies of the PRC and government authorities, and also do not violate any contracts, agreements or commitments entered into between the Pledgor and other third parties.

5.8                     All documents and information provided by the Pledgor to the Pledgee under this Agreement are true, accurate and complete.

6.                            Covenants of the Pledgor

6.1                     During the term of this Agreement, the Pledgor covenants to the Pledgee as follows:

6.1.1                    To ensure that the pledge is registered with the relevant administration for industry and commerce;

6.1.2                    Without the prior written consent of the Pledgee, the Pledgor should not transfer the Pledged Equity Interests, or establish or allow the establishment of any pledge or any other security upon the Pledged Equity Interests which may impact the rights and benefits of the Pledgee;

6.1.3                    The Pledgor shall abide by and exercise all the provisions of laws and regulations in relation to the pledge of rights, and shall present the Pledgee any and all notices, directions or suggestions issued by related competent authorities within five days upon the receipt of such notices, directions or suggestions, and shall comply with such notices, directions or suggestions, or present its opposite opinions and representations regarding the above mentioned issues according to the reasonable request of the Pledgee or with the consent from the Pledgee; and

6.1.4                    The Pledgor shall give prompt notice to the Pledgee regarding any occurrence or received notice which may affect the equity interests or any part of the equity interests held by the Pledgor, or may change any warranties or obligations of the Pledgor under this Agreement.

6.2                     The Pledgor agrees that the right of the Pledgee to exercise the Pledge Right hereunder in accordance with this Agreement shall not be interfered or impaired by any legal proceedings taken by the Pledgor, or the successor or designated person of the Pledgor or any other person.

6.3                     The Pledgor warrants to the Pledgee that, in order to protect or consummate the guaranty provided by this Agreement regarding the performance of the Master Contract, the Pledgor will faithfully sign, or cause any other party which is materially related to the Pledge Right to sign, any and all right certificates and deeds, and/or take, or cause any other party which is materially related to the Pledge Right to take, any and all actions, reasonably required by the Pledgee, and will facilitate the exercise of the rights and authorizations granted to the Pledgee under this Agreement, enter into any change to related equity documents (if applicable and necessary) with the Pledgee or the Pledgee’s designated person (individual/legal person), and provide to the Pledgee any and all notices, orders and decisions related to the Pledge Right within a reasonable period.

6.4                     The Pledgor irrevocably agrees to waive the preemptive purchase right with respect to the Pledged Equity Interests pledged by other shareholders of the Domestic Company to the Pledgee and the transfer of equity interests due to the exercise of the Pledge Right by the Pledgee.

6.5                     The Pledgor ensures to the Pledgee that he will abide by and perform all warranties, covenants, agreements, representations, conditions and obligations under this Agreement to protect the interests of the Pledgee. If the Pledgor cannot abide by, does not perform or does not fully perform its warranties, covenants, agreements, representations, conditions and obligations under this Agreement and the Master Contract, the Pledgor shall compensate the Pledgee for any and all losses suffered by the Pledgee.

7.                            Event of Default

7.1                     Any of the following is deemed as an Event of Default:

7.1.1                    Any representation or warranty of the Pledgor under Article 5 of this Agreement is substantially misleading or untrue, and/or the Pledgor breaches any of his warranties under Article 5 of this Agreement;

7.1.2                    The Pledgor breaches its covenants under Article 6 of this Agreement;

7.1.3                    The Pledgor or the Domestic Company breaches any provisions or is unable to perform its obligations under this Agreement or the Master Contract;

7.1.4                    Any provisions or obligations of the Pledgor and the Domestic Company under this Agreement or the Master Contract is deemed to be illegal, invalid, void or unenforceable;

7.1.5                    The Pledgor disposes the Pledged Equity Interests, fails to obtain the Pledgee’s written consent and makes an unauthorized transfer of the Pledged Equity Interests, or creates any encumbrances on the Pledged Equity Interests without the Pledgee’s consent;

7.1.6                    Any external borrowings, guaranty, indemnification, covenants or any other liabilities of the Pledgor (1) is required to be repaid or exercised early due to its default; or (2) is not repaid or exercised when due, which makes the Pledgee reasonably believe that the ability of the Pledgor to perform his obligations under this Agreement has been impaired;

7.1.7                    The Pledgor fails to repay general debts or other liabilities;

7.1.8                    Any provision of this Agreement is deemed to be illegal with promulgation of related laws, or the Pledgor is unable to continue to perform his obligations hereunder;

7.1.9                    The consent, permission, approval or authorization from the relevant government authorities for making this Agreement enforceable, legal or valid is revoked, suspended, invalidated or materially amended;

7.1.10             Adverse change with respect to the assets of the Pledgor, which makes the Pledgee reasonably believe that the ability of the Pledgor to perform his obligations under this Agreement has been impaired;

7.1.11             Any action or omission by the Pledgor that breaches the provisions under this Agreement that results in default; or

7.1.12             Other circumstances which make the Pledgee unable to dispose of the Pledge Right in accordance with related laws.

7.2                     In the event of the awareness or discovery that any issue described in the above Article 7.1 or circumstances which may cause the occurrence of such mentioned issues has happened, the Pledgor shall provide prompt written notice to the Pledgee.

7.3                     Unless an Event of Default specified in above Article 7.1 has been resolved to the satisfaction of the Pledgee, otherwise the Pledgee is entitled to serve a Notice of Default to the Pledgor immediately following or at any time after the occurrence of the Event of Default, to require the Pledgor and the Domestic Company to immediately perform its obligations under the Master Contract or dispose of the Pledge Right in accordance with Article 8 of this Agreement.

8.                            Exercise of Pledge Right

8.1                     Prior to the fulfillment of performance of all obligations under the Master Contract, the Pledgor should not transfer the Pledged Equity Interests without the written consent of the Pledgee.

8.2                     In the event of occurrence of an Event of Default described in above Article 7, the Pledgee shall serve a Notice of Default to the Pledgor when exercising the Pledge Right.

8.3                     Under Article 7.3, the Pledgee may exercise the right to dispose of the Pledge Right at the same time of or any time after the service of the Notice of Default.

8.4                     The Pledgee has the priority right with respect to the proceeds arising from selling at a discount, auction of, or selling off all or a portion of the Pledged Equity Interests, until the performance of all obligations under the Master Contract is completed. If the Pledgee decides to exercise the Pledge Right, the Pledgor undertakes to transfer all of his shareholder rights to the Pledgee for exercise.

8.5                     When the Pledgee is disposing of the Pledge Right in accordance with this Agreement, the Pledgor should not create any obstacle and shall provide any necessary and active assistance to the Pledgee to realize the Pledge Right.

9.                            Assignment

9.1                     Without the prior consent of the Pledgee, the Pledgor has no right to grant or transfer any of his rights and obligations under this Agreement. In the case of the Pledgor’s death or full loss of capacity for civil conduct, the Pledgor agrees to immediately transfer its rights and obligations under this Agreement to a person designated by the Pledgee to succeed, or the Pledged Equity Interests shall be given to the Pledgee to manage, including but not limited to transferring the Pledged Equity Interests to the Pledgee or a person designated by the Pledgee.

9.2                     The Pledgee is entitled to transfer any or all rights and obligations under the Master Contract to any person (individual/legal person) designated by it at any time. Under this circumstance, the assignee has the same rights and obligations as the Pledgee under this Agreement, as if such rights and obligations are granted to it as a party to this Agreement. When transferring the rights and obligations under the Master Contract, the Pledgor shall sign any and all related agreements and/or documents as required by the Pledgee.

9.3                     After the change of the Pledgee due to transfer, all the parties to the new pledge shall enter into a new pledge contract, which shall have substantially the same content as this Agreement.

9.4                     This Agreement is effective and binding upon each Party and each Party’s heirs, successors or assignees.

10.                     Contract Effectiveness and Termination

10.1              This Agreement is effective upon signing by the Parties. The Parties agree and confirm that the provisions and conditions of this Agreement are retroactive to the date the Pledgor became a shareholder of the Domestic Company.

10.2              The Parties confirm that whether the pledge hereunder has been registered and recorded or not with the relevant administration for industry and commerce will not impair the effectiveness and validity of this Agreement.

10.3              This Agreement will terminate two years after the Pledgor and the Domestic Company no longer assumes any liability under or arising from the Master Contract. After the termination of this Agreement, the Pledgee shall release the pledge under this Agreement as soon as possible.

10.4              Release of the pledge shall be recorded accordingly on the shareholder register of the Domestic Company and related deregistration formalities shall be proceeded with at the relevant administration for industry and commerce which supervises the Domestic Company.

11.                     Processing Fee and Other Costs

10.5              The Parties agree and confirm that all fees and actual costs related to this Agreement, including but not limited to legal fees, processing fee, stamp duty and all other related taxes and expenses shall be borne by the Pledgor. If related taxes are borne by the Pledgee in accordance with laws, then the Pledgor shall fully compensate the Pledgee for all the taxes paid by the Pledgee unless the Pledgee itself agrees to bear all or a portion of the taxes paid.

10.6              If the Pledgor does not pay taxes and costs payable under the provisions of this Agreement or causes recourse to the Pledgee for the Pledgor’s unpaid amounts, the Pledgor shall bear all costs arising from this (including but not limited all expenses related to the administration of the pledge, handling fees, management fees, court costs, attorney fees, insurance fees, etc.).

12.                     Compensation for Default

12.1              If one Party (hereinafter “Defaulting Party”) violates any provision of this Agreement and causes damage to the other Party (hereinafter “Non-Defaulting Party”), the Non-Defaulting Party shall serve written notice to the Defaulting Party requiring the Defaulting Party to immediately rectify and correct the breach. If the Defaulting Party fails to take satisfactory measures to rectify and correct the breach within fifteen days of the written notice from the Non-Defaulting Party, the Non-Defaulting Party may immediately take action under the provisions of this Agreement or other remedies through legal means.

12.2              The Pledgor and the Domestic Company further agree that the Pledgor and the Domestic Company shall compensate the Pledgee for any and all losses, damages, obligations or costs caused by the implementation and performance of this Agreement as well as litigation or claim initiated against the Pledgee. The Pledgee is indemnified from damages.

12.3              The Parties agree that this Article shall continue to be effective regardless of any change, cancellation or termination of this Agreement.

13.                     Force Majeure

13.1              “Force Majeure” shall mean any event beyond the reasonable foresight and control of the Party so affected, which are unpredictable and unavoidable, including but not limited to governmental acts, acts of God, fires, explosions, storms, floods, earthquakes, tides, lightning or wars. However, any shortage of credit, funding or financing shall not be deemed as the events beyond reasonable control. The affected Party of the Force Majeure Event shall immediately inform the other Party of an exemption to its obligations and the measures it needs to take in order to complete its performance.

13.2              In the event that the performance of this Agreement is delayed or interrupted due to a Force Majeure Event, the affected Party shall be excused from any liability to the extent of the delayed or interrupted performance. However, the affected Party shall take appropriate measures to reduce or eliminate the effect of the Force Majeure Event and efforts should be made to resume the performance of obligations that were delayed or hampered. Once the Force Majeure Event is resolved, the Parties agree to use best efforts to resume performance of this Agreement.

14.                     Applicable Law and Dispute Resolution

14.1              The formation, validity, interpretation, performance, modification and termination of this Agreement and the dispute resolution shall be governed by PRC laws.

14.2              The Parties shall strive to settle any dispute arising from the interpretation and performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty days after the request for consultation is made by any Party, any Party can submit such matter to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration shall take place in Beijing using Chinese language. The arbitration award shall be final and binding upon all Parties.

14.3              Upon the occurrence of any dispute arising from the interpretation and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

15.                     Notices

Notices or other communications required to be given by any Party pursuant to this Agreement shall be made in writing in Chinese or English and delivered personally or by mail, registered mail, courier service or facsimile transmission to the addresses of the other Parties set forth below or other designated addresses notified by such other Parties to such Party from time to time. The date when the notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served on the tenth day after the date when the air registered mail with postage prepaid has been sent out (as is shown on the postmark), or the fourth day after the delivery date to the internationally recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as shown on the transmission confirmation of relevant documents.

Pledgee: Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd.

Attention: Rick YAN

Address: Room 5, 7/F, Tower B, Global Trade Center, No. 36 North Third Ring East Road, Dongcheng District, Beijing, People’s Republic of China

Telephone: 86-21-61601888

Facsimile: 86-21-68796233

Pledgor A: JIN Weimin

Address: No. 2-25 Tuan Jie Building, Shangjian Road, Xian

Telephone: 86-13909264283

Facsimile: 86-29-88427260

Pledgor B: WANG Tao

Address: No. 6 Deng Lai Hutong, Xuanwu District, Beijing

Telephone: 86-13910688175

Facsimile: 86-10-84566811

Domestic Company: Beijing Run An Information Consultancy Co., Ltd.

Address: Room 4, 7/F, Tower B, Global Trade Center, No. 36 North Third Ring East Road, Dongcheng District, Beijing, People’s Republic of China

Telephone: 86-10-58273388

Facsimile: 86-10-84566811

16.                     Miscellaneous

16.1              The headings contained in this Agreement are for the convenience of reference only and shall not be used to interpret, explain or otherwise affect the meaning of the provisions of this Agreement.

16.2              The Parties agree to promptly execute any document and take any other action reasonably necessary or advisable to perform provisions and purpose of this Agreement.

16.3              The Parties confirm that this Agreement shall, upon its effectiveness, constitute the entire agreement and common understanding of the Parties with respect to the subject matters herein and fully supersede all prior verbal and/or written agreements and understandings with respect to the subject matters herein.

16.4              If any provision of this Agreement is held void, invalid or unenforceable by a court of competent jurisdiction, governmental agency or arbitration authority, the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall cease performing such void, invalid or unenforceable provisions and revise such void, invalid or unenforceable provisions only to the extent closest to the original intention thereof to recover its validity or enforceability for such specific facts and circumstances.

16.5              Any Party’s failure to exercise the rights under this Agreement in time shall not be deemed as its waiver of such rights and would not affect its future exercise of such rights.

16.6              Any obligation incurred due to the expiration or early termination of this Agreement will continue to be in force after the expiration or early termination of this Agreement.

16.7              Outstanding issues not in this Agreement shall be determined through consultation by the Parties. The Parties may amend and supplement this Agreement in writing. Any amendment and/or supplement to this Agreement duly signed by the Parties is an integral part of and has the same legal effect as this Agreement.

16.8              If the relevant authority with which the equity pledge is registered requests a new equity pledge or a modification to this Agreement, the Parties will use best efforts to sincerely ensure the validity and execution of this Agreement. A new equity pledge or modified agreement shall be for the purpose of the registration with the relevant administration for industry and commerce and does not amend or replace this Agreement. If the modified agreement is in conflict with this Agreement, this Agreement shall prevail.

16.9              This Agreement is written in Chinese with six originals, each copy with same legal effect.

(No text below, signature page follows)

(No text below, signature page of Equity Pledge Agreement)

Pledgee: Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd.

Signature:	/s/ Rick YAN
Authorized Representative:

(Seal) [Company seal of Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd.]

Pledgor A: JIN Weimin

Signature:	/s/ JIN Weimin

Pledgor B: WANG Tao

Signature:	/s/ WANG Tao

Domestic Company: Beijing Run An Information Consultancy Co., Ltd.

Signature:
Authorized Representative:

(Seal) [Company seal of Beijing Run An Information Consultancy Co., Ltd.]

Attachment 1                     Shareholder Register of Beijing Run An Information Consultancy Co., Ltd.

Shareholder Register of Beijing Run An Information Consultancy Co., Ltd.

Reference No.:

As of January 27, 2014, Beijing Run An Information Consultancy Co., Ltd. (hereinafter “Company”) has registered capital of RMB6,000,000. The Company has two shareholders and all of the registered capital has been paid. The names of the Company’s shareholders and the equity interests pledged are as follows:

Shareholder name and address: JIN Weimin, No. 2-25 Tuan Jie Building, Shangjian Road, Xian

Capital Contribution in the Company: RMB3,000,000, ownership percentage: 50%

Percentage of equity interest pledged: 100%, Pledged to Qian Cheng Wu You Network Information Technology (Beijing) Co, Ltd.

Shareholder name and address: WANG Tao, No. 6 Deng Lai Hutong, Xuanwu District, Beijing

Capital Contribution in the Company: RMB3,000,000, ownership percentage: 50%

Percentage of equity interest pledged: 100%, Pledged to Qian Cheng Wu You Network Information Technology (Beijing) Co, Ltd.

Beijing Run An Information Consultancy Co., Ltd.
(Seal) [Company seal of Beijing Run An Information Consultancy Co., Ltd.]

Name:	/s/ WANG Tao

Title:	Legal Representative of the Company

Date:

Attachment 2                     Beijing Run An Information Consultancy Co., Ltd.

Capital Contribution Certificate of Beijing Run An Information Consultancy Co., Ltd.

Reference No.:

Beijing Run An Information Consultancy Co., Ltd. (hereinafter “Company”) was incorporated on January 29, 1997 at the Beijing Administration for Industry and Commerce. The Company’s registered capital is RMB6,000,000.

Certifications:

1.              JIN Weimin is a shareholder of the Company and has contributed capital of RMB3,000,000, which represents 50% of the total equity interest in the Company;

2.              WANG Tao is a shareholder of the Company and has contributed capital of RMB3,000,000, which represents 50% of the total equity interest in the Company.

Beijing Run An Information Consultancy Co., Ltd.
(Seal) [Company seal of Beijing Run An Information Consultancy Co., Ltd.]

Name:	/s/ WANG Tao

Title:	Legal Representative of the Company

Date:

(English Translation)

Power of Attorney

I, JIN Weimin, citizen of the People’s Republic of China (hereinafter “PRC”), PRC ID card number [610102197004140910] (hereinafter “Authorizer”) has signed this Power of Attorney on January 27, 2014.

Whereas:

(1)                   The Authorizer owns 50% equity interest in Beijing Run An Information Consultancy Co., Ltd. (hereinafter “Company”);

(2)                   The Authorizer, Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd. (hereinafter “WFOE”) and the Company have entered into a series of contractual arrangements, including the Exclusive Purchase Option Agreement, Equity Pledge Agreement and Technical and Consulting Service Agreement;

(3)                   In order to ensure normal and continuous business operation of the Company as well as the performance of the obligations under these contractual arrangements, WFOE has requested the shareholders of the Company to appoint WFOE as its Attorney-in-Fact, with full power of representation to exercise any and all of the rights in respect of the shareholder’s equity interests in the Company, and the Authorizer has agreed to make such appointment.

NOW, THEREFORE, the Authorizer hereby irrevocably nominates, appoints and constitutes that WFOE or a person designated by WFOE as its Attorney-in-Fact (hereafter collectively, “Attorney-in-Fact”, including legal and natural persons) to exercise on the Authorizer’s behalf any and all rights that such Authorizer has in respect of the Authorizer’s equity interests in the Company conferred by relevant laws and regulations and the articles of association of the Company, including without limitation, the following rights (collectively, “Shareholder Rights”):

(a)                       to call, convene and attend shareholders’ meeting of the Company;

(b)                       to receive any notices about the shareholders’ meeting and relevant proceedings;

(c)                        to execute and deliver any and all written resolutions in the name and on behalf of the Authorizer;

(d)                       to vote by itself or by proxy on any matters discussed at shareholders’ meetings, including without limitation, the sale, transfer, mortgage, pledge or disposal of any or all of the assets of the Company;

(e)                        to sell, transfer, pledge or dispose of any or all of the equity interests owned by the Authorizer in the Company;

(f)                         to nominate, vote, appoint or remove the directors, General Manager, Chief Financial Officer, and other senior management members;

(g)                        to oversee the economic performance of the Company, to approve annual budgets or declare dividends, and to access the financial information of the Company at any time;

(h)                       to cause the shareholders to file any shareholder lawsuits or take other legal actions against the Company’s directors or senior management members when such directors or members are acting to the detriment of the interest of the Company or its shareholder(s); and

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(i)                           any other rights conferred by the articles of association of the Company and/or the relevant laws and regulations on the shareholders.

The Authorizer further agrees and covenants:

(a)                       The Authorizer hereby authorizes the Attorney-in-Fact to exercise the Shareholder Rights according to his own judgment without any oral or written instruction from the Authorizer. Without WFOE’s prior written consent, the Authorizer shall not exercise any of the Shareholder Rights;

(b)                       WFOE has the right to appoint, at its sole discretion, a substitute or substitutes to perform any or all of its rights as the Attorney-in-Fact under this Power of Attorney, and to revoke the appointment of such substitute or substitutes;

(c)                        If the Authorizer increases his equity interest in the Company, whether by equity transfer, subscribed increase of registered capital or otherwise, any such additional equity interests acquired by the Authorizer shall be automatically subject to this Power of Attorney, and the Attorney-in-Fact shall have the right to exercise the Shareholder Rights with respect to such additional equity interests on behalf of the Authorizer; if the Authorizer’s equity interest in the Company is transferred to any other party, whether by voluntary transfer, judicial sale, foreclosure sale, or otherwise, any such equity interest in the Company so transferred remains subject to this Power of Attorney and the Attorney-in-Fact shall continue to have the right to exercise the Shareholder Rights with respect to such equity interest in the Company so transferred;

(d)                       For the avoidance of any doubt, if any equity interest transfer occurs under the Exclusive Purchase Option Agreement and Equity Pledge Agreement (including any amendments and supplements thereafter) entered into between WFOE and the Authorizer, the Attorney-in-Fact shall, on behalf of the Authorizer, have the right to sign the equity interest transfer agreement and other relevant agreements and to perform the obligations under the Exclusive Purchase Option Agreement and Equity Pledge Agreement. If requested by WFOE, the Authorizer shall sign any documents and fix the chops and/or seals thereon and the Authorizer shall take any other actions as necessary for purposes of consummation of the aforesaid equity interest transfer. The Authorizer shall ensure that such equity interest transfer be consummated and any transferee shall sign a power of attorney in a form substantially the same as this Power of Attorney for the same purposes hereof; and

(e)                        WFOE has the right at its discretion to require the Authorizer at any time by written notice to sign a new power of attorney, with substantially the same content as this Power of Attorney, to authorize a person designated by WFOE to exercise all rights conferred by the articles of association of the Company and/or the relevant laws and regulations on the shareholders.

This Power of Attorney shall become effective as of the date hereof when it is duly executed by the Authorizer and shall remain effective as long as the Company exists. The Authorizer has no rights to terminate this Power of Attorney or revoke the appointment of the Attorney-in-Fact without the prior written consent of WFOE. This Power of Attorney shall be legally binding upon the Parties and their successors and assignees.

(No text below, signature page follows)

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(No text below, signature page of Power of Attorney)

Authorizer

Signature:	/s/ JIN Weimin
Name: JIN Weimin

(English Translation)

Power of Attorney

I, WANG Tao, citizen of the People’s Republic of China (hereinafter “PRC”), PRC ID card number [110108196212263793] (hereinafter “Authorizer”) has signed this Power of Attorney on January 27, 2014.

Whereas:

(1)                       The Authorizer owns 50% equity interest in Beijing Run An Information Consultancy Co., Ltd. (hereinafter “Company”);

(2)                   The Authorizer, Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd. (hereinafter “WFOE”) and the Company have entered into a series of contractual arrangements, including the Exclusive Purchase Option Agreement, Equity Pledge Agreement and Technical and Consulting Service Agreement;

(3)                   In order to ensure normal and continuous business operation of the Company as well as the performance of the obligations under these contractual arrangements, WFOE has requested the shareholders of the Company to appoint WFOE as its Attorney-in-Fact, with full power of representation to exercise any and all of the rights in respect of the shareholder’s equity interests in the Company, and the Authorizer has agreed to make such appointment.

NOW, THEREFORE, the Authorizer hereby irrevocably nominates, appoints and constitutes that WFOE or a person designated by WFOE as its Attorney-in-Fact (hereafter collectively, “Attorney-in-Fact”, including legal and natural persons) to exercise on the Authorizer’s behalf any and all rights that such Authorizer has in respect of the Authorizer’s equity interests in the Company conferred by relevant laws and regulations and the articles of association of the Company, including without limitation, the following rights (collectively, “Shareholder Rights”):

(a)                       to call, convene and attend shareholders’ meeting of the Company;

(b)                       to receive any notices about the shareholders’ meeting and relevant proceedings;

(c)                        to execute and deliver any and all written resolutions in the name and on behalf of the Authorizer;

(d)                       to vote by itself or by proxy on any matters discussed at shareholders’ meetings, including without limitation, the sale, transfer, mortgage, pledge or disposal of any or all of the assets of the Company;

(e)                        to sell, transfer, pledge or dispose of any or all of the equity interests owned by the Authorizer in the Company;

(f)                         to nominate, vote, appoint or remove the directors, General Manager, Chief Financial Officer, and other senior management members;

(g)                        to oversee the economic performance of the Company, to approve annual budgets or declare dividends, and to access the financial information of the Company at any time;

(h)                       to cause the shareholders to file any shareholder lawsuits or take other legal actions against the Company’s directors or senior management members when such directors or members are acting to the detriment of the interest of the Company or its shareholder(s); and

1

(i)                           any other rights conferred by the articles of association of the Company and/or the relevant laws and regulations on the shareholders.

The Authorizer further agrees and covenants:

(a)                       The Authorizer hereby authorizes the Attorney-in-Fact to exercise the Shareholder Rights according to his own judgment without any oral or written instruction from the Authorizer. Without WFOE’s prior written consent, the Authorizer shall not exercise any of the Shareholder Rights;

(b)                       WFOE has the right to appoint, at its sole discretion, a substitute or substitutes to perform any or all of its rights as the Attorney-in-Fact under this Power of Attorney, and to revoke the appointment of such substitute or substitutes;

(c)                        If the Authorizer increases his equity interest in the Company, whether by equity transfer, subscribed increase of registered capital or otherwise, any such additional equity interests acquired by the Authorizer shall be automatically subject to this Power of Attorney, and the Attorney-in-Fact shall have the right to exercise the Shareholder Rights with respect to such additional equity interests on behalf of the Authorizer; if the Authorizer’s equity interest in the Company is transferred to any other party, whether by voluntary transfer, judicial sale, foreclosure sale, or otherwise, any such equity interest in the Company so transferred remains subject to this Power of Attorney and the Attorney-in-Fact shall continue to have the right to exercise the Shareholder Rights with respect to such equity interest in the Company so transferred;

(d)                       For the avoidance of any doubt, if any equity interest transfer occurs under the Exclusive Purchase Option Agreement and Equity Pledge Agreement (including any amendments and supplements thereafter) entered into between WFOE and the Authorizer, the Attorney-in-Fact shall, on behalf of the Authorizer, have the right to sign the equity interest transfer agreement and other relevant agreements and to perform the obligations under the Exclusive Purchase Option Agreement and Equity Pledge Agreement. If requested by WFOE, the Authorizer shall sign any documents and fix the chops and/or seals thereon and the Authorizer shall take any other actions as necessary for purposes of consummation of the aforesaid equity interest transfer. The Authorizer shall ensure that such equity interest transfer be consummated and any transferee shall sign a power of attorney in a form substantially the same as this Power of Attorney for the same purposes hereof; and

(e)                        WFOE has the right at its discretion to require the Authorizer at any time by written notice to sign a new power of attorney, with substantially the same content as this Power of Attorney, to authorize a person designated by WFOE to exercise all rights conferred by the articles of association of the Company and/or the relevant laws and regulations on the shareholders.

This Power of Attorney shall become effective as of the date hereof when it is duly executed by the Authorizer and shall remain effective as long as the Company exists. The Authorizer has no rights to terminate this Power of Attorney or revoke the appointment of the Attorney-in-Fact without the prior written consent of WFOE. This Power of Attorney shall be legally binding upon the Parties and their successors and assignees.

(No text below, signature page follows)

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(No text below, signature page of Power of Attorney)

Authorizer

Signature:	/s/ WANG Tao
Name: WANG Tao